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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-3) and related Prospectus and Prospectus Supplement of McCormick & Company, Inc. and subsidiaries dated December 4, 2007 for the registration of Debt Securities and to the incorporation by reference therein of our reports dated January 23, 2007, with respect to the consolidated financial statements of McCormick & Company, Inc. and subsidiaries, McCormick & Company, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of McCormick & Company, Inc., incorporated by reference in its Annual Report (Form 10-K) for the year ended November 30, 2006 and the related financial statement schedule of McCormick & Company, Inc. included therein, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
December 3, 2007 Baltimore, Maryland

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm